EXHIBIT 5.1

Opinion of Kathleen M. Boege

July 8, 2019

Wintrust Financial Corporation

9700 W. Higgins Road, Suite 800

Rosemont, Illinois 60018

Re:                             Registration Statement on Form S-4

Ladies and Gentlemen:

I am providing this opinion as Executive Vice President, General Counsel, and Corporate Secretary of Wintrust Financial Corporation, an Illinois corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of shares (the “Registered Shares”) of the Company’s common stock, no par value per share (“Common Stock”). The Registered Shares are to be issued pursuant to the terms of the Agreement and Plan of Merger, dated as of June 5, 2019 (the “Merger Agreement”), by and among the Company, WTFC STCBC Merger Sub LLC, an Illinois limited liability company and wholly owned subsidiary of the Company (“Merger Co.”), and STC Bancshares Corp., an Illinois corporation (“STC”) (as amended by the Amendment to the Agreement and Plan of Merger, dated as of July 1, 2019, by and among the Company, Merger Co. and STC), which provides, among other things, that STC will merge with and into Merger Co., with Merger Co. surviving the merger and continuing to be a wholly owned subsidiary of the Company (the “Merger”). The Registered Shares consist of shares of Common Stock issuable pursuant to the Merger Agreement with respect to shares of STC’s common stock, par value $0.01 per share, outstanding at the effective time of the Merger.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

I have examined the Registration Statement, the Merger Agreement, the Company’s amended and restated articles of incorporation, as amended, and amended and restated by-laws and the resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Merger Agreement and the issuance of the Registered Shares by the Company. I have also examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as I have considered relevant and necessary as a basis for this opinion letter. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to me for examination. As to facts relevant to the opinions expressed herein, I have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Wintrust Financial Corporation

July 8, 2019

Based on the foregoing, I am of the opinion that each Registered Share will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act, (ii) the Merger shall have become effective under the Illinois Business Corporation Act  and the Illinois Limited Liability Company Act and (iii) a certificate representing such Registered Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if the Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto, in each case in accordance with the terms of the Merger Agreement.

This opinion letter is limited to the laws of the State of Illinois. I express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

I hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Kathleen M. Boege
Kathleen M. Boege
Executive Vice President, General Counsel, and Corporate Secretary